                                                                     EXHIBIT 3.1

                                   RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                DC HOLDCO, INC.


          The undersigned, Sanford M. Litvack, certifies that he is the President of DC Holdco, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and hereby further certifies as follows:

          1. The name of the Corporation is DC Holdco, Inc., the name under which it was originally incorporated.

          2. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on July 28, 1995.

          3. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

          4. The text of the Certificate of Incorporation of the Corporation hereby is restated and amended to read in its entirety as follows:

          FIRST:  The name of the Corporation is DC Holdco, Inc.

          SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code, as in effect from time to time (the "GCL").

          FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,300,000,000, consisting of 1,200,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 100,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock").

          Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation, number of shares, or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall consist of such number of shares, and have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

     FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three directors nor more than twenty-one directors, the exact number of directors to be determined from time to time solely by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the second annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the third annual meeting of stockholders. At each annual meeting of stockholders, beginning with the first annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, howsoever resulting, may be filled solely by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

     SIXTH: Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, from and after the time that shares of Common Stock are first issued, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article SIXTH as one class.

     SEVENTH: Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

     EIGHTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the
Chairman of the Board of Directors or the President.   Special meetings of the
stockholders of the Corporation may not be called by any other person or persons.

     NINTH: A. Except as set forth in Section B of this Article NINTH, the affirmative vote of the holders of four-fifths (4/5) of the outstanding stock of the Corporation entitled to vote shall be required for:

     (i) any merger or consolidation to which the Corporation, or any of its subsidiaries, and an Interested Person (as hereinafter defined) are parties;

    (ii) any sale or other disposition by the Corporation, or any of its subsidiaries, of all or substantially all of its assets to an Interested Person;

   (iii) any purchase or other acquisition by the Corporation, or any of its subsidiaries, of all or substantially all of the assets or stock of an Interested Person; and

    (iv) any other transaction with an Interested Person which requires the approval of the stockholders of the Corporation under the GCL.

  B. The provisions of Section A of this Article NINTH shall not be applicable to any transaction described therein if (i) such transaction is approved by resolution of the Corporation's Board of Directors, provided that a majority of the members of the Board of Directors voting for the approval of such transaction were duly elected and acting members of the Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person, or (ii) the provision of a vote in excess of that required by the GCL for such transaction violates the express provisions of the GCL.

  C. As used in this Article NINTH, the term "Interested Person" shall mean any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of any class of voting securities of the Corporation.

  D. The affirmative vote of the owners of four-fifths (4/5) of the outstanding stock of the Corporation entitled to vote shall be required to amend, alter or repeal this Article NINTH.

  TENTH: The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

  ELEVENTH: A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereinafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section A of Article ELEVENTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

  B. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL.

  Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

  C.  In furtherance and not in limitation of the powers conferred by statute:

  (i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of law; and

  (ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

  TWELFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended or rescinded by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock of the Corporation entitled to vote thereon.

     THIRTEENTH: The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, DC Holdco, Inc. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Sanford M. Litvack, its President, this 21st day of September, 1995.


                                      DC HOLDCO, INC.


                                      /s/ Sanford M. Litvack
                                      _______________________________
                                      Sanford M. Litvack
                                      President

           CERTIFICATE OF THE VOTING POWERS, DESIGNATION, PREFERENCES
             AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL
               RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR
                    RESTRICTIONS THEREOF, OF THE SERIES R
                               PREFERRED STOCK
                          ($.01 Par Value Per Share)

                                       OF

                                DC HOLDCO, INC.


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     The undersigned hereby certifies that a resolution setting forth the Certificate of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other Special Rights, and the Qualifications, Limitations or Restrictions Thereof, of the Series R Preferred Stock ($.01 Par Value Per Share) of DC HOLDCO, INC. (the "Certificate of Designation of the Series R Preferred Stock") was duly adopted in accordance with the provisions of
Section 151(g) of the General Corporation Law of the State of Delaware (the "General Corporation Law") by the Board of Directors of DC Holdco, Inc., corporation organized under and by virtue of the General Corporation Law (the "Corporation"), on November 8, 1995. The resolution is as follows:

     RESOLVED, that pursuant to authority conferred on the Board of Directors of the Corporation by its Restated Certificate of Incorporation, a Series R Preferred Stock of the Corporation is created and the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, are as follows:

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
designated Series R Preferred Stock ("Series R Preferred Stock") and the number of shares constituting such series shall be 8,000,000. Shares of Series R Preferred Stock shall have a par value of $.01 per share.

     Section 2.  Dividends and Distributions.
                 ---------------------------
     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series R Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock of the Corporation and (ii) a preferential cash dividend (a "Preferential Dividend"), if any, on the fifteenth day of January, April, July and October of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series R Preferred Stock, in an amount equal to $1.00 per share of Series R Preferred Stock less the per share amount of all cash dividends declared on the Series R Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series R Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series R Preferred Stock, make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to clause (i) of the immediately preceding sentence and other than a distribution of shares of Common Stock or other capital stock of the Corporation and other than a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Current Market Price of such share), then and in each such event the Corporation shall simultaneously pay on each then outstanding share of Series R Preferred Stock of the Corporation a distribution, in like kind, of 100 times (subject to the provisions for adjustment hereinafter set forth) such distribution paid on a share of Common Stock. The dividends and distributions on the Series R Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and the second sentence of this paragraph are hereinafter referred to as "Participating Dividends," and the multiple of cash and non-cash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 100 subject to adjustment from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple." In the event the Corporation shall at any time declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such event the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series R Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid or set aside for payment on the Series R Preferred Stock.

    (C) Preferential Dividends shall begin to accumulate on outstanding shares of Series R Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series R Preferred Stock. Accumulated but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series R Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     Section 3.  Voting Rights.  The holders of shares of Series R Preferred
                 -------------
Stock shall have the following voting rights:

     (A) Each share of Series R Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. The number of votes which a holder of Series R Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series R Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series R Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

     (C) If at the time of any annual meeting of stockholders for the election of directors a default in preference dividends on the Series R Preferred Stock shall exist, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Series R Preferred Stock, together with the holders of any other series of Preferred Stock of the Corporation who shall have been granted voting rights to elect directors upon a default in the payment of dividends by the Corporation (collectively with the holders of the Series R Preferred Stock, the "Preferred Stockholders"), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock, to elect two directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Series R Preferred Stock. Each director elected by the Preferred Stockholders (herein called a "Preferred Director") shall continue to serve as such director for the full term for which he shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed without cause except by, the vote of the Preferred Stockholders, voting together as a single class without regard to series, at a meeting of the stockholders, or of the Preferred Stockholders, called for the purpose. So long as a default in any preference dividends on the Series R Preferred Stock shall exist (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (ii) in case of the removal of any Preferred Director, the vacancy may be filed by the vote of the Preferred Stockholders, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Series R Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon the Series R Preferred Stock shall be equivalent to six full quarter-yearly dividends or more and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Series R Preferred Stock then outstanding shall have been paid to the end of the last preceding quarterly dividend period.

     (D) Except as otherwise required by law or set forth herein, holders of Series R Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

     Section 4.  Certain Restrictions.
                 --------------------
     (A) Whenever Preferential Dividends or Participating Dividends are in arrears or the Corporation shall be in default in payment thereof, thereafter and until all accumulated and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series R Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series R Preferred Stock may have in such circumstances, the Corporation shall not:

     (i) declare or pay dividends on, make any other distributions on or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series R Preferred Stock;

     (ii) declare or pay dividends or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series R Preferred Stock, unless dividends are paid ratably on the Series R Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) except as permitted by subparagraph (iv) of this paragraph (A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series R Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series R Preferred Stock; or

      (iv) purchase or otherwise acquire for consideration any shares of Series R Preferred Stock, or any shares of stock ranking on a parity with the Series R Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          (C) The Corporation shall not issue any shares of Series R Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of November 8, 1995 between the Corporation and The Bank of New York (the "Rights Agreement"), a copy of which is on file at the principal executive office of the Corporation and shall be made available to holders of record of Common Stock or Series R Preferred Stock without charge upon written request therefor addressed to the Secretary of the Corporation. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than those of the Series R Preferred Stock.

          Section 5.  Reacquired Shares.  Any shares of Series R Preferred Stock
                      -----------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Corporation shall cause all such shares upon their retirement and cancellation to become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

          Section 6.  Liquidation, Dissolution or Winding Up. Upon any voluntary
                      --------------------------------------
or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior to the Series R Preferred Stock (upon liquidation, dissolution or winding up) unless the holders of shares of Series R Preferred Stock shall have received, subject to adjustment as hereinafter provided, the greater of either (A) $100.00 per share plus an amount equal to accumulated and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (B) the amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series R Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series R Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series R Preferred Stock are entitled under clause (i) (A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series R Preferred Stock shall be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (i) (B) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount," and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, which shall be 100 subject to adjustment from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple." In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series R Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7.  Certain Reclassification and Other Events.
                      -----------------------------------------
          (A) In the event that holders of shares of Common Stock receive in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise ("Transaction"), then in each such event the dividend rights, rights upon the liquidation, dissolution or winding up of the Corporation and voting rights of the shares of Series R Preferred Stock shall be adjusted so that after such event the holders of Series R Preferred Stock shall be entitled, in respect of each share of Series R Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock and (iii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock.

          (B) In the event that holders of shares of Common Stock receive in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Current Market Price (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then in each such event the dividend rights, rights upon the liquidation, dissolution or winding up of the Corporation and voting rights of the shares of Series R Preferred Stock shall each be adjusted so that after such event the Dividend Multiple and the Liquidation Multiple and the Vote Multiple shall each be the product of the Dividend

Multiple, the Liquidation Multiple and the Vote Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Current Market Price of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

          (C) In the event that holders of shares of Common Stock receive in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Current Market Price of such shares of capital stock on the date of issuance of such right or warrant, then in each such event the dividend rights, rights upon liquidation, dissolution or winding up of the Corporation and the voting rights of the shares of Series R Preferred Stock shall each be adjusted so that after such event each holder of a share of Series R Preferred Stock shall be entitled, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multipled again by the Discount Fraction. For purposes of this paragraph, the "Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Current Market Price (as hereinafter defined) of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Current Market Price of a share of such capital stock immediately after the distribution of such right or warrant.

          (D) For purposes of this Section 7, the "Current Market Price" of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing prices per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, provided that in the event that such Current Market Price of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after the ex-dividend date for (i) a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock or (ii) any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then in each such event, the Current Market Price shall be appropriately adjusted by the Board of Directors to reflect the Current Market Price of such stock to take into account ex-dividend trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Current Market Price thereof as aforesaid, "Current Market Price" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors. In either case referred to in the foregoing sentence, the determination of Current Market Price shall be described in a statement filed with the Secretary of the Corporation.

          Section 8.  Consolidation, Merger, etc.  In the event that the
                      --------------------------
Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such event each outstanding share of Series R Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the higher of the Dividend Multiple, the Liquidation Multiple or the Vote Multiple in effect immediately prior to such event.

          Section 9.  Effective Time of Adjustments.
                      -----------------------------
          (A) Adjustments to the Series R Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

          (B) The Corporation shall give prompt written notice to each holder of a share of Series R Preferred Stock of the effect on any such shares of any adjustment to the dividend rights or rights upon liquidation, dissolution or winding up of the Corporation required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

          Section 10. No Redemption.  The shares of Series R Preferred Stock
                      -------------
shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Series R Preferred Stock in any other manner permitted by law, or the provisions hereof.

          Section 11. Banking.  Unless otherwise provided in the Restated
                      -------
Certificate of Incorporation or a Certificate of Designation relating to a subsequent series of Preferred Stock of the Corporation, the Series R Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

          Section 12. Amendment.  After the Distribution Date (as defined in the
                      ---------
Rights Agreement), the provisions hereof and of the Restated Certificate of incorporation shall not be amended in any manner which would materially affect the rights, privileges or powers of the Series R Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of 80% or more of the outstanding shares of Series R Preferred Stock, voting together as a single class.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Sanford M. Litvack, its President, this 9th day of November, 1995.

DC HOLDCO, INC.


/s/ Sanford M. Litvack
--------------------------
Sanford M. Litvack
President